Stock Purchase and Sale Agreement

THIS STOCK PURCHASE AGREEMENT dated October 19, 2007 ("Agreement"), by and among Max Entertainment Holdings, Inc., a Europlay organized and existing under the laws of the State of Delaware ("Buyer" or "MAX"), Europlay, Ltd, a Malta corporation ("Europlay"), Andreas Christensen ("Christiansen") (Europlay and Christensen are collectively referred to as "Seller") .

W I T N E S S E T H:

WHEREAS, Buyer wishes to buy and the certain shareholders of Europlay ("Shareholders") wish to sell to Buyer, on the terms and for the consideration hereinafter provided thirty million (30,000,000) shares of the capital stock of Seller, which will represent sixty percent (60%) of the issued and outstanding capital stock of Europlay.

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, Buyer and Seller hereby agree as follows:

1. PURCHASE OF EUROPLAY COMMON STOCK.

1.1 Sale of Common Stock. Upon the terms and subject to the provisions of this Agreement, the Shareholders agree that they will sell, convey, transfer, assign and deliver to Buyer at the Closing provided for in Article 2, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights or other interests or equities whatsoever, sixty percent (60%) of the shares of duly and validly issued, fully paid and nonassessable, common stock of Europlay (collectively, "Purchased Stock").

1.2 Right of First Refusal. If any Shareholder (the "Selling Shareholder") desiring to dispose of all, but not less than all, of his shares of stock in Europlay shall receive a bona fide offer in writing from a financially capable purchaser to purchase all, but not less than all, of the Selling Shareholder's shares of Stock, the Selling Shareholder shall give written notice to the Buyer of his or its intention to make such transfer stating the name and address of the proposed transferee, the number of shares of Stock (the "Offered Stock") then held or owned by the Selling Shareholder and the price to be paid therefore and the terms of payment.

The Buyer, upon receipt of such notice of transfer, shall have the option ("Option") to purchase all, but not less than all, of the Offered Stock at the price and upon the terms bona fide offered by the proposed transferee. The Option shall be exercisable within the sixty-day period ("Option Period") after the date of receipt of such notice and shall be exercised by the sending of a notice to the Selling Shareholder with a copy to the other Shareholders of Europlay.

If the Buyer elects not to, or fail to, exercise its options to purchase all the Offered Stock, the Selling Shareholder may make the proposed transfer of the Offered Stock to the proposed transferee in accordance with the terms of the bona-fide offer within the thirty-day period following the expiration of the Option Period. The proposed transferee shall become a party to this Agreement with respect to the Offered Stock. If the proposed transfer of the Offered Stock is not consummated within such thirty-day period, the terms and conditions of this Section shall again apply to the Offered Stock.

1.3 Consideration for Sale and Transfer of the Purchased Stock. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Seller and Shareholders herein contained, and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Purchased Stock to Buyer, Buyer agrees to pay and deliver to the Shareholders a total consideration of €6,000,000 payable as follows:

a. On November 15, 2007, or upon the completion of Buyer's due diligence as set forth in Section 8.6 below, with notification to Seller as set forth therein, which ever shall occur later, Buyer shall pay the Shareholders Euro €1,600,000 in cash and 400,000 shares of MAX.

b. On or before March 30, 2008, Buyer shall pay the Shareholders €1,200,000 in cash and 400,000 shares of MAX.

c. On or before June 30, 2008, Buyer shall pay the Shareholders Euro €800,000 in cash and 400,000 shares of MAX.

1.4 Escrow of Stock. The parties agree that the Purchased Stock shall be placed into an escrow account and the shares and cash distributed as follows:

a. Upon the receipt of the shares of stock of the Buyer and cash payment from the Buyer to be paid pursuant to Section 1.2(a) above, the escrow agent shall transfer to Buyer, free of all encumbrances, one third (1/3) of the Purchased Stock.

b. Upon the receipt of the shares of stock of the Buyer and cash payment from the Buyer to be paid pursuant to Section 1.2(b) above, the escrow agent shall transfer to Buyer, free of all encumbrances, one third (1/3) of the Purchased Stock.

c. Upon the receipt of the shares of stock of the Buyer and cash payment from the Buyer to be paid pursuant to Section 1.2(c) above, the escrow agent shall transfer to Buyer, free of all encumbrances, the remainder of the Purchased Stock.

d. During the pendency of the escrow, voting control of all shares of Purchased Stock shall be granted to the Buyer by the Seller by way of an irrevocable stock power. In the event that the Buyer shall breach the terms of this Agreement, the escrow agent shall provide notice to the Buyer with an opportunity to cure within a reasonable time, not to exceed thirty (30) days. In the event the Buyer does not cure the default, the escrow agent shall return the irrevocable stock power and any of the Purchased Stock to the Seller.

1.5 The Buyer and Christensen agree that Christensen the parties shall enter into a three (3) year contract for Christensen to serve at on the Board of Directors. Salary will be commensurate with industry standards in the gaming industry, as well as include an annual performance bonus. The initial position of Christensen shall also serve as Executive Chairman of Europlay and will be responsible for the business development of Europlay.

2. THE CLOSING AND PAYMENT OF STOCK PURCHASE PRICE.

2.1 Closing. The closing ("Closing") with respect to the acquisition of the Purchased Stock under this Agreement and all other transactions contemplated hereby shall take place, for reference purposes at the principal offices of Buyer or as otherwise established by Buyer; provided that, Buyer and Seller agree that the Closing shall be effected by exchange of signed documents via facsimile transmission followed by delivery of original signature by overnight delivery. The Closing shall occur no later than November 15, 2007, unless the parties mutually agree to extend such date or Buyer in writing waives its rights to conduct due diligence as set forth in Section 8.6 below. The time and date of the Closing is hereinafter called the "Closing Date."

2.2 Payment of Stock Purchase Price. At the Closing, the Buyer shall deliver the Stock Purchase Price in the form of one or more certificates representing 30,000,000 of the issued and outstanding common shares of Buyer, which represents sixty percent (60%) of the issued and outstanding shares of Europlay.

2.3 Transfer of Purchased Stock. As set forth in Section 1.3 above, Seller shall transfer to Buyer the Purchased Stock, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights, restrictions or any other interests or imperfections of title whatsoever. Said transfer shall be effected by delivery to Buyer of the stock certificates deposited with the escrow agent and Issued In the name of the Buyer.

2.4 Seller's Delivery at Closing. At Closing, Seller shall also deliver or cause to be delivered to the Buyer copies of the following (a) the corporate records and seals of Europlay, including, without limiting the generality of the foregoing, the Europlay 's formation and operating documents and all minutes and resolutions of the Europlay 's directors and shareholders; (b) copies of all documents (including, without limitation, records, correspondence and contracts) that have not been previously delivered before Closing and that the Buyer in its reasonable opinion considers to be necessary or desirable for the conduct by the Buyer of any activities related to the assets or business operations of the Europlay.

2.6 Loss or Damage Prior to Closing. From the date of this Agreement through Closing, the Seller shall cause Europlay to continue to operate in the ordinary course, and to satisfy and comply with its obligations and shall not make or initiate any actions that could result in the default of any of Europlay's obligations or adversely affect the business of Europlay or the purchase and sale herein contemplated.

3. REPRESENTATIONS AND WARRANTIES OF EUROPLAY.

Seller hereby represents, warrant and agrees as follows:

3.1 Organization and Qualification of Europlay. Europlay is duly organized, validly existing and in good standing under the laws of Malta. Europlay has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned or leased or such business is now conducted by it. Europlay is duly qualified, licensed and authorized to do business as a corporation and is in good standing in the jurisdictions in which it conducts business, and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction.

The minute books of Europlay are current and contain correct and complete copies of the Articles of Incorporation and Bylaws of Europlay, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its stockholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary, all directors or all stockholders. The stock record book of Europlay is also current, correct and complete and reflects the issuance of all of the outstanding shares of Europlay's capital stock since the date of its incorporation.

3.2 Authority of Europlay and the Seller. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligations of such of Seller as are parties thereto and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer by Seller or Europlay have been duly authorized by all necessary action of Seller and, with respect to Europlay, are within Europlay's corporate powers, and will not: (a) result in a breach of or constitute a default or result in any right of termination or other effect adverse to Europlay under any indenture or loan or credit agreement of any of the Seller or Europlay, or any other agreement, lease or instrument to which any of the Seller or Europlay is a party or by which any property of the Seller or Europlay is bound or affected; (b) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance or claim of any nature whatsoever on the Purchased Stock or any property or assets now owned, leased or used by Europlay; (c) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, now in effect having applicability to Seller or Europlay; (d) violate any provisions of the Articles of Incorporation or Bylaws of Europlay, or (e) require any approval, consent or waiver of, or filing with, any entity, private or governmental.

3.3 Capitalization. The Purchased Stock has been duly and validly authorized, and is duly and validly issued, fully paid and nonassessable. The Purchased Stock is free and clear of any and all claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, preemptive or other rights, restrictions on transfer, or other interests or equities or imperfections of title whatsoever. There are existing warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively called "Options") obligating Europlay to issue any or all of its authorized and unissued capital stock, or any security convertible into and/or exchangeable for capital stock of Europlay. The Purchased Stock represents sixty percent (60%) of the issued and outstanding capital stock of Europlay, and no person has any right to acquire the Purchased Stock or any interest therein except Buyer.

3.4 Financial Information; Material Adverse Change. The financial information provided to Buyer (the "Financial Information") and auditor selected by Buyer is true and correct in all material respects, and do not fail to disclose any material liability of Europlay. Neither the execution nor delivery of this Agreement nor the completion of the transactions contemplated hereby will result in acceleration of any of the dates for payment of any of the liabilities of Europlay. Since the date of the Financial Information, there has been no material adverse change in the financial condition, results of operations, or business prospects of Europlay.

3.5 Valid Title to Purchased Stock. The Seller will deliver to Buyer, valid and marketable title to the Purchased Stock at the Closing, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security, interests, options, preemptive or other rights, restrictions on transfer or other interest or equities or any other imperfections of title whatsoever.

3.6 Conduct of the Business. Europlay is not a party to, or subject to or bound by nor are any of its assets subject to or bound by any agreement, oral or written, or any judgment, law, rule, regulation, order, writ, injunction or decree of any court or governmental or administrative body, which prohibits or adversely affects or upon the consummation of the transactions contemplated hereby would prohibit or adversely affect: (a) the use of any or all of the assets and property of Europlay necessary for operation in the ordinary and usual course of business; or (b) the conduct of its business and operations, in each case, in all material respects in the same manner as such business has been conducted by it. All governmental licenses, consents, permits and authorities required for the conduct in the ordinary course of the operations of the business of Europlay and the owning of its assets, have been obtained, are validly issued and are in good standing and to the best of Seller's knowledge, such conduct and uses by Europlay are not in breach or default of any statute, bylaw, regulation, covenant, restriction, plan, permit, license or authority.

3.7 Articles of Incorporation. The Articles of Incorporation of Europlay and all amendments thereto to have been validly adopted by the stockholders and directors of Europlay and the Articles of Incorporation, as amended, are in full force and effect and are legal, valid, binding and enforceable in accordance with its terms.

3.8 Bylaws. The Bylaws of Europlay, and all amendments to the Bylaws, have been validly adopted, and the Bylaws, as amended, are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms.

3.9 Share Redemptions and Distributions. Europlay is not obligated to redeem any shares from any shareholder, and no dividends or other distributions in respect of any equity security have been made or authorized by Europlay to the Seller or former shareholders of Europlay.

3.10 Disclosure. To the best of Seller's knowledge, (a) no representation, warranty or statement contained in this Agreement or other document furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated under this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading; and (b) there is no fact, which materially and adversely affects, or, in the future may materially and adversely affect, the condition of Europlay which has not been fully disclosed by Seller to Buyer.

3.11 Litigation. Neither the Seller nor Europlay is party to any actions, suits or other legal, administrative or arbitration proceedings or government investigations, actual or, to the best of Seller's knowledge threatened, which could reasonably be expected to result in impairment or loss of the Seller's interests in the Purchased Stock or any Europlay assets. There are no claims, claims for damages, actions, causes of action, suits or proceedings by or against Europlay, or affecting any of its assets, either to best of Seller's knowledge threatened or affecting the subject matter of this purchase and sale, nor any suits or proceedings at law or equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which could reasonably be expected to adversely affect the business of Europlay or the purchase and sale herein contemplated.

3.12 Brokers. The Seller has engaged or consulted with any advisor or broker to whom Buyer will or may become obligated to pay any consideration on or following the Closing.

3.13 Taxes. Europlay has duly and timely filed all returns, elections, filings and reports in respect of income and other taxes required to be filed by it by law and all such returns, elections, filings and reports are true, complete and correct in all material respects; there are no tax arrears, including income tax, goods and services tax, employee withholdings or property tax nor any related interest or penalties owing to any foreign, federal, state, territorial or municipal tax authorities; the Seller has no knowledge of any delinquent taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge; there has been no tax audit of Europlay by any taxing or other authority within 24 months of the Closing Date, the Seller has no knowledge of any such audit currently pending or threatened and there are no tax liens on any of the assets or properties of Europlay; there are no agreements, waivers, or other arrangements with any taxation authority providing for an extension of time with respect to the filing of any tax return, election or payment of any tax, governmental charges , penalty, interest or fine, by Europlay; there are no actions, suits, proceedings, investigations or claims now threatened or pending (to the knowledge of the Seller) against or affecting Europlay in respect of taxes, governmental charges, penalties, interest or fines, or any matters under discussion with any governmental authority relating, to taxes, governmental charges, penalties, interest or fines asserted by any such authority.

4. REPRESENTATIONS AND WARRANTIES BY BUYER.

As of the date hereof and as of the date of the Closing, Buyer represents and warrants as follows:

4.1 Organization and Qualification of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of Delaware. Buyer has full corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned and leased or such business is now conducted by it.

4.2 Authority of Buyer. This Agreement and each of the agreements and other documents and instruments delivered or to be delivered by Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligation of Buyer and shall be enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument has been duly authorized by all necessary corporate action of Buyer and is within Buyer's corporate powers. The execution, delivery and performance of any such agreement, document or instrument by Buyer and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Buyer does not and will not with the passage of time or the giving of notice or both:

(i) result in a breach of or constitute a default under any indenture or loan or credit agreement or under any agreement of the Buyer, or any other material agreement, lease or instrument to which Buyer is a party or by which the property of Buyer is bound or affected;

(ii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, indenture, material agreement, lease or instrument now in effect having applicability to Buyer;

(iii) violate any provisions of the Articles of Incorporation or Bylaws of Buyer; or

(iv) require any approval, consent or waiver of, or filing with, any entity, private or governmental, which has not been obtained.

4.3 Governmental Approvals. All requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all third parties and/or governmental agencies, including without limitation any governmental agency or authority of the United States, or other jurisdiction whose approval is necessary for Buyer to consummate the transactions contemplated by this Agreement have been obtained.

4.4 Disclosure. No representation or warranty in this Article 4, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished by Buyer to Seller pursuant hereto or in connection with the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

4.5 Purchase for Investment. Buyer hereby represents and warrants to each Seller that Buyer is acquiring the Purchased Stock for its own account, for investment, and not with a view to the distribution thereof in violation of the Securities Act of 1933 or of the State Laws. Buyer understands that the Purchased Stock have not been registered under the Securities Act of 1933 (the "Act") or any state securities law, by reason of their sale to the Seller in transactions exempt from registration; and, that the Purchased Stock must be held by Buyer indefinitely unless a subsequent disposition thereof is registered under the Act and the state securities laws or is exempt from registration. Buyer represents and warrants to the Seller that the sale of the Purchased Stock to it hereunder is exempt from registration under the provisions of Section 4(2) of the Act.

5. COVENANTS OF THE BUYER, SELLER AND SHAREHOLDERS.

The Buyer, Seller and Shareholders covenant and agree as follows throughout the period from the date hereof through and including the final payment as set forth in Section 1.3(c) above:

5.1 Restrictions. Seller and Shareholders agree that they shall not do any of the following (except with the prior written consent of the parties):

(a) Redeem, purchase, repurchase or retire any of the capital stock of Europlay, or declare or pay any dividends or make any other payments or distribution upon any of the capital stock of Europlay;

(b) Make or permit any material change in or cease in whole or in significant part its present business;

(c) Sell, lease, transfer or otherwise dispose of all or any material portion of its assets including, without limitation, rights to patents, knowhow, intellectual property or other intangible assets or cancel any debts or claims, except sales of inventory in the ordinary course of business or immaterial amounts of other intangible personal property not required in the business;

(d) Make any change in the Articles of Incorporation or Bylaws of Europlay;

(e) Make any change in the authorized or issued and outstanding capital stock of Europlay including any changes involving treasury shares;

(f) Grant any options or rights to purchase any securities of Europlay; in addition, Seller agrees that all outstanding options and warrants to acquire shares of Europlay stock shall have been exercised or cancelled prior to Closing;

(g) Effect any dissolution, winding up, liquidation or termination of the business of Europlay.

(h) Enter into any transaction or fail to perform any act required by Seller, or cause Europlay to enter into any transaction or fail to perform any act required of Europlay, which could reasonably be expected to cause any representation or warranty of Seller set forth in Article 3 to be untrue as of Closing.

5.2 Notice of Breach. To the extent Seller obtains actual knowledge that any of the representations or warranties contained in Article 3 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, Seller shall notify Buyer in writing promptly of such fact and exercise reasonable efforts to remedy same to the extent within Seller's control.

5.3 Access. Seller will permit Buyer, its counsel, its auditors and its appraisers to inspect and copy all records and documents relating to the business operations of Europlay that are in Europlay's and Seller' custody, care or control and shall have access to all places of their business throughout all regular business hours, provided such inspections do not unduly disrupt the conduct of business, provided, further, that Buyer shall not contact Europlay's customers or suppliers without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

5.4 Authorization from Others. Seller shall use reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

5.5 Consummation of Agreement. Seller shall use reasonable efforts to satisfy all conditions to the Closing that are within Seller's control to the end that the transactions contemplated by this Agreement shall be fully carried out.

5.7 Business Intact; Relationships with Customers and Suppliers. Seller shall use best efforts to keep intact the business of Europlay, to keep available its key employees and to maintain the goodwill of its customers, distributors and suppliers and other persons having business dealings with it.

5.8 Restrictions on Resale. Seller and Shareholders acknowledge that MAX is a fully reporting company under the Securities Act of 1933 ("Securities Act"), is subject to the reporting requirement of the Securities and Exchange Commission ("Commission") pursuant to Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is current in its filings. Max represents and warrants that the shares of its common stock issued pursuant to this Agreement are restricted securities under the Securities Act of 1933, as amended and are subject to restrictions upon transfer. Currently, under Rule 144 of the Securities Act, a non-affiliate (defined as someone who is not an officer, director or holder of 10% or more of a company's common stock) is allowed to resell shares after one (1) year, if such a sale is conducted through a market transaction. Rule 144 is subject to revision by the Commission. The certificates representing the Shares will contain a restrictive legend which reads as substantially follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREIN THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND NOT FOR PURPOSES OF DISTRIBUTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

6. FURTHER COVENANTS OF SELLER, SHAREHOLDERS AND BUYER.

6.1 Regulatory Filings. Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency. Buyer and Seller each agree to timely file any information reports, applications or notices required to be filed in connection with the transactions contemplated by this Agreement .

6.2 Consummation of Agreement. Buyer shall use its reasonable efforts to satisfy all conditions to the Closing that are within its control to the end that the transaction contemplated by this Agreement shall be fully carried out.

6.3 Authorization From Others. Buyer shall use its reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

The obligation of Buyer to acquire the Purchased Stock as contemplated hereby, and to perform its other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Buyer, of the following conditions:

7.1 Representations and Warranties. The representations and warranties of Seller set forth in Article 3 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Buyer shall have received a certificate to such effect, executed by Seller and dated as of the Closing Date, in form satisfactory to Buyer.

7.2 Performance of Covenants. Seller shall have performed all covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date and Buyer shall have received a certificate to such effect, executed by the Seller and dated as of the Closing Date, in form satisfactory to Buyer.

7.3 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

7.4 Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations, or business prospects of Europlay from July 1, 2007, through the Closing Date. Material adverse change shall mean any event, occurrence, condition or other change in effect which has resulted or could reasonably expected to be materially adverse to any of the following: Europlay, its business, its prospects, its operations or results of operations, the condition (financial or otherwise) of Europlay or any material asset.

7.5 Issuance of Additional Stock. The Seller agrees that has disclosed all of the Issued shares of stock of Europlay to the Buyer, and the Seller agrees that it shall not issue any additional stock of Europlay after the signing of this agreement without the express written consent of the Buyer. Any such issuance of stock of Europlay after the Closing Date without such written consent of the Buyer shall be considered a breach of this Agreement and result in the distribution of any Purchased Stock held in escrow, and terminate the obligation of payments of the Buyer as set forth in Sections 1.2(a)-(c) above.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER TO CLOSE.

The obligation of Seller and Shareholders to sell the Purchased Stock as contemplated hereby, and to perform their other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Seller and Shareholders, of the following conditions:

8.1 Representations and Warranties. The representations and warranties of Buyer set forth in Article 4 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and the Seller shall have received a certificate to such effect, executed by the President or any Vice President of Buyer and dated as of the Closing Date, in form satisfactory to the Seller.

8.2 Performance of Covenants. Buyer shall have performed all of its covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date and the Seller shall have received a certificate to such effect, executed by the President or any Vice President of the Buyer and dated as of the Closing Date, in form satisfactory to Seller.

8.3 Corporate Action. All corporate action necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement and any other agreements or instruments contemplated hereby to which Buyer is a party and (ii) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Buyer, and the Seller shall have been furnished with copies of all applicable resolutions adopted by the Board of Directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer.

8.4 Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

8.5 Delivery of Certificates and Documents to Seller. The Buyer shall have delivered, or cause to be delivered, to the Seller certificates as to the legal existence and good standing of Buyer issued by the State of Delaware and/or such other appropriate official thereof.

8.6 Due Diligence of Buyer. The Buyer covenants to undertake due diligence with regard to Seller, to be concluded no later than December 15, 2007, and Seller agrees to make a books and records of Seller available to Buyer prior to the Closing Date, including, inter alia, copies of patents, licensees, financial records, contracts, debts, liabilities and the like. If Buyer completes Its due diligence and Is satisfied with the information provided by the Seller, Buyer will notify the Seller In writing, and this condition precedent will be satisfied. If Buyer does not so notify the Seller, Closing will not occur, and Buyer shall have no further obligations hereunder.

9. TERMINATION OF AGREEMENT.

9.1 Termination. At any time prior to the Closing Date, this Agreement may be terminated (a) by the consent of the Buyer and Seller, (b) by Seller if there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer in its representations, warranties and covenants set forth herein, (c) by Buyer if there has been a material misrepresentation, breach of warranty or breach of covenant by the Seller in their representations, warranties and covenants set forth herein, (d) by the Seller if the conditions stated in Article 8 have not been satisfied at or prior to the Closing Date or (e) by Buyer if the conditions stated in Article 7 have not been satisfied at or prior to the Closing Date.

9.2 Effect of Termination. If this Agreement shall be terminated as above provided, this Agreement shall become null and void and have no effect all obligations of the parties hereunder shall terminate without liability of any party to the other; provided however, that nothing in this Section 9.2 shall prevent any party from seeking or obtaining damages or appropriate equitable relief for the breach of any representation, warranty or covenant made by any other party hereto.

9.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied at or prior to the Closing, Buyer, having otherwise satisfied its obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Article 8 hereof have not been satisfied at or prior to the Closing, the Seller, having otherwise satisfied their obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

9.4 Notice of Breach. To the extent Buyer obtains knowledge before the Closing Date that any of the representations or warranties contained in Article 4 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, the Buyer shall notify Seller in writing promptly of such fact and exercise its reasonable efforts to remedy same to the extent within Buyer's control. To the extent Seller obtains knowledge before the Closing Date that any of the representations or warranties contained in Article 3 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, the Seller shall notify Buyer in writing promptly of such fact and exercise its reasonable efforts to remedy same to the extent within Seller's control.

10. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

10.1 Survival of Representations and Warranties. All representations, warranties, covenants and obligations herein shall be deemed to have been relied upon by the other party, and shall survive the execution and delivery of this Agreement for a period of one (1) year from the date of Closing, except for any covenant or obligation that, by its terms, is to be performed subsequent to such date.

10.2 Further Assurances. From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions provided for in this Agreement or any document annexed hereto.

11. INDEMNIFICATION.

11.1 Indemnification by the Seller. The Seller hereby agrees to defend, indemnify and hold Buyer, Europlay and their respective officers, directors, shareholders, employees, agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by Buyer or Europlay arising out of, based upon, or by reason of a material breach of any representation or warranty, or a failure to perform any agreement or covenant made by the Seller in this Agreement.

11.2 Indemnification by the Buyer. The Buyer hereby agrees to defend, indemnify and hold the Seller and his employees, agents, attorneys, and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by the Seller arising out of, based upon, or by reason of a material breach of any representation or warranty, or a failure to perform any agreement or covenant, made by the Buyer in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any such materially breached representations, warranties or covenants.

11.3 Notice; Defense of Claims. Each party to this Agreement shall give prompt written notice to the other party or parties to this Agreement under each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim. Each party to this Agreement has the right to participate at its own expense in the defense of any such matter or its settlement, or the indemnified party may direct the indemnifying party to take over the defense of such matter so long as such defense is expeditious. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified party to collect such claims from the indemnifying party so long as such failure to so notify does not materially adversely affect the indemnifying party's ability to defend such claim against a third party. No indemnifying party, in the defense of any claim or litigation shall, except with the consent of an indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified party is to be bound and which judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

12. NONDISCLOSURE COVENANTS.

12.1 Disclosure of Information. It is understood that the business of Europlay is of a confidential nature. Prior to the date hereof Europlay may have revealed and on or after the date hereof Europlay may reveal to the Seller or Shareholders confidential information concerning Europlay or any of Europlay's affiliates or subsidiaries which, if known to competitors thereof, would damage Europlay or its said affiliates or subsidiaries. The Seller and Shareholders each agree that they will not knowingly divulge or appropriate to their own use, or to the use of any third party, any secret or confidential information or knowledge obtained by them concerning Europlay or its subsidiaries or affiliates, including, but not limited to, information pertaining to methods, processes, designs, equipment, catalogs, customer lists and operating procedures. The restrictions contained in this paragraph against disclosing or using confidential information shall not apply to information which is in the public domain other than by reason of Seller's breach of this Agreement or to information previously disclosed by Seller or Europlay to prospective purchasers of Europlay, which prospective purchasers have executed and delivered nondisclosure agreements to Europlay. Seller represents that such confidentiality agreements are contracts between Europlay and such prospective buyers and that they provide in pertinent part for inter alia: a prohibition on the prospective Buyer's use or disclosure of such confidential information, a return (except for one certain prospective buyer) of the confidential material at Europlay's request, and a prohibition on solicitation of Europlay's employees for a period of two (2) years after the date of execution of the confidentiality agreement.

13. MISCELLANEOUS.

13.1 Taxes. Any taxes in the nature of sales or transfer tax and any stock transfer tax, payable on the sale or transfer of all or any portion of the Purchased Stock or the consummation of any other transaction contemplated hereby shall be paid by Seller.

13.2 Assignability. Neither this Agreement nor any rights or obligations hereunder, are assignable by Seller, Shareholders or Europlay. The rights of Buyer under this Agreement are assignable in part or wholly to any Europlay controlled by, controlling or under common control with Buyer, and any assignee of Buyer shall succeed to and be possessed of the rights of Buyer hereunder to the extent of the assignment made; provided, however, that and such assignment by Buyer shall not relieve Buyer of its obligations hereunder.

13.4 Section Headings. The Section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect provisions thereof. 13.5 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

13.6 Expenses. Buyer, Seller and Shareholders shall pay the fees and expenses of their respective accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement. Buyer acknowledges that it has paid certain expenses for the financial statements and for corporate legal work during the period of the negotiations for this Agreement. Seller acknowledges that legal fees incurred by the Seller or the Shareholders in connection with this Purchase and Sale Agreement are the personal expenses of individual Shareholder.

13.7 Notices. Any notices required or permitted to be given hereunder shall be given in writing and delivered in person or sent certified mail, postage prepaid, return receipt requested, to the respective parties at their addresses following the signatures at the end of this Agreement or at such other addresses as may hereinafter be designated by such party in writing to other parties.

13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted. Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the Federal district court for the Southern District of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court.

13.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto.

13.10 Validity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respects as if such invalid and unenforceable provisions were omitted.

13.11 Intentionally Omitted.

13.12 Counterparts. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, we have set our hands and seals as of the date first above written.

MAX ENTERTAINMENT HOLDINGS, INC.

By: Daniel Killian

Authorized signatory: /s/ Daniel Killian

EUROPLAY, LTD.:

Printed Name: ANDREAS CHRISTENSEN

Signature: /s/ Andreas Christensen

SHAREHOLDER:

Printed Name: ANDREAS CHRISTENSEN

Passport No. LO118993

Signature: /s/ Andreas Christensen